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Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce 703/810-5610 Martha Holler 703/810-5178	Jeff Heinz 703/810-7751 Nam Vu 703/810-7723

SLM CORPORATION (NYSE: SLM) LOAN ORIGINATIONS EXCEED $5.1 BILLION, GROWTH OF 24-PERCENT

Company's Total Managed Portfolio Tops $85 Billion

RESTON, Va., Oct. 16, 2003—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported third-quarter results that include a record $5.1 billion in preferred channel loan originations, a 24-percent increase from the year-ago quarter. These originations through the company's family brands are a leading indicator of future acquisition volume.

        "We continue to put assets on our books at a faster rate than we expected," said Albert L. Lord, vice chairman and chief executive officer. "With colleges creating new seats and students responding to the low interest rates of the federal loan program, we see strong growth continuing for several years."

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers use these "core cash" measures to monitor the company's business performance.

        Sallie Mae reported third-quarter 2003 GAAP net income of $480 million, or $1.04 per diluted share, after cumulative effect of accounting change, compared to a loss of $(62) million, or $(.14) per diluted share (split adjusted), in the year-ago period. For the nine months ended Sept. 30, 2003, GAAP net income was $1.3 billion compared to $486 million in the year-ago period.

        "Core cash" net income for the quarter was $228 million, or $.49 per diluted share, up from $194 million or $.40 per diluted share (split adjusted) in the year-ago quarter, a per share increase of 23 percent. "Core cash" net interest income was $404 million for the quarter, a 13-percent increase from the year-ago quarter's $358 million.

        "Core cash" other income, which consists primarily of fees earned from guarantor servicing and debt management, was $168 million for the 2003 third quarter, up from $137 million for the prior quarter and from $134 million for the year-ago quarter. "Core cash" operating expenses were $177 million for the quarter, down from $183 million in the prior quarter, and up from $169 million in the year-ago quarter.

        A description of the "core cash" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Total equity for the company at Sept. 30, 2003, was $2.6 billion, an increase of $820 million from the year ago total of $1.8 billion. Tangible capital was 2.06 percent of managed assets, compared to 1.41 percent as of Sept. 30, 2002. The company continues to dissolve the government-sponsored entity (GSE), and at quarter end, more than 70 percent of managed student loans were funded through non-GSE sources.

        In May, the company announced a three-for-one stock split in the form of a stock dividend of two additional shares for every one share already outstanding effective June 20, 2003.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, Oct. 16, 2003, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, Oct. 16, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, Oct. 23. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 2854518. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of education funding, managing more than $85 billion in student loans for more than seven million borrowers. The company primarily provides federally guaranteed student loans originated under the Federal Family Education Loan Program (FFELP), and offers comprehensive information and resources to guide students, parents and guidance professionals through the financial aid process. Celebrating its 30th anniversary this year, the company opened its doors in May 1973 as a government-sponsored enterprise (GSE) called the Student Loan Marketing Association, and began the privatization process in 1997. Since then, Sallie Mae's parent company name has changed, most recently to SLM Corporation. Through its specialized subsidiaries and divisions, the company also provides an array of consumer credit loans, including those for lifelong learning and K-12 education, and business and technical outsourcing services for colleges and universities. More information is available at http://www.salliemae.com. SLM Corporation and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.

###

Sallie Mae            •            11600 Sallie Mae Drive             •            Reston,  Va 20193            •            www.salliemae.com

SLM CORPORATION
Supplemental Earnings Disclosure
September 30, 2003
(Dollars in millions, except earnings per share)

	Quarters ended				Nine months ended September 30,
	September 30, 2003	June 30, 2003		September 30, 2002	2003	2002
Net income (loss)	$480		$373	$(62)	$1,269	$486
"Core cash" net income	228		210	194	641	544
Diluted earnings (loss) per common share, after cumulative effect of accounting change*	$1.04	$	..80	$(.14)	$2.71	$1.00
"Core cash" diluted earnings per common share*	.49		.44	.40	1.36	1.12
Return on assets	3.50%		2.91%	(.50)%	3.27%	1.32%
"Core cash" return on assets	.94		.93	.94	.95	.90
Student loan spread	2.22%		2.41%	2.31%	2.29%	2.49%
"Core cash" student loan spread	1.92		1.93	1.88	1.93	1.88
Average on-balance sheet student loans	$44,839		$44,173	$43,862	$44,393	$42,835
Average off-balance sheet student loans	39,803		37,811	32,705	37,631	31,790

Average managed student loans	$84,642		$81,984	$76,567	$82,024	$74,625

Ending on-balance sheet student loans, net	$45,684		$42,993	$44,466
Ending off-balance sheet student loans, net	40,127		40,121	32,648

Ending managed student loans, net	$85,811		$83,114	$77,114

Ending managed FFELP student loans, net	$78,097		$76,107	$71,636
Ending managed private credit student loans, net	7,714		7,007	5,478

Ending managed student loans, net	$85,811		$83,114	$77,114

*
In May 2003, the Company announced a three-for-one stock split of the Company's common stock to be effected in the form of a stock dividend. The additional shares were distributed on June 20, 2003 for all shareholders of record on June 6, 2003. All share and per share amounts presented have been retroactively restated for the stock split. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented, by reclassifying from additional paid-in capital to common stock, the par value of the additional shares issued as a result of the stock split.

Sallie Mae reports pro forma "core cash" earnings, which the Company believes provide additional insights into its business. "Core cash" earnings reflect only current period adjustments to GAAP earnings as described below. Accordingly, the Company's "core cash" earnings presentation does not represent another comprehensive basis of accounting. The differences between GAAP and "core cash" earnings calculations are as follows:

1)
Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. "Core cash" earnings present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented by GAAP are excluded from "core cash" earnings and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitized loans.

2)
Floor Income: The Company earns Floor Income on its student loan portfolio in certain declining interest rate environments. The timing and amount (if any) of Floor Income are uncertain and in excess of expected spreads, and therefore the Company excludes such income from "core cash" earnings.

3)
SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities": The Company employs certain hedging transactions to match the interest rate characteristics of its managed assets and liabilities. The Company believes that these hedging transactions (generally called derivatives) are financially prudent and create effective economic hedges, but not all qualify for "hedge treatment" under GAAP's SFAS No. 133 and, therefore, the derivative side must be marked-to-market through earnings with no offsetting mark-to-market of the hedged item. "Core cash" earnings exclude the periodic unrealized gains and losses caused by the one-sided valuations, and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life.

4)
SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity": Under SFAS No. 150, equity forward contracts that allow a net settlement option either in cash or the Company's stock are required to be accounted for in accordance with SFAS No. 133 as derivatives. As a result, the Company now accounts for its equity forward contracts as derivatives in accordance with SFAS No. 133 and periodically marks them to market through earnings. In accordance with SFAS No. 150, equity forward contracts that were entered into prior to June 1, 2003 and outstanding at July 1, 2003, were marked-to-market on July 1, and resulted in a gain which was reflected as a "cumulative effect of accounting change." This gain has been excluded from "core cash" results; subsequent changes in fair value after July 1, 2003 are also excluded from "core cash" earnings as discussed in the SFAS No. 133 discussion above.

5)
Other items: "Core cash" earnings exclude the amortization of acquired intangibles, as well as gains and losses on certain sales of securities and derivative contracts.

SLM CORPORATION
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2003	June 30, 2003	September 30, 2002
Assets
Federally insured student loans (net of allowance for losses of $49,538, $46,429 and $43,016, respectively)	$40,654,139	$38,694,429	$38,987,863
Private credit student loans (net of allowance for losses of $185,378, $174,212 and $186,231, respectively)	5,029,310	4,299,024	5,477,853
Academic facilities financings and other loans	1,093,900	1,177,178	1,330,303
Cash and investments	7,383,960	7,190,775	5,312,247
Retained Interest in securitized receivables	2,749,130	2,985,777	1,785,311
Goodwill and acquired intangible assets	581,208	583,676	578,552
Other assets	2,444,911	3,251,914	2,052,530

Total assets	$59,936,558	$58,182,773	$55,524,659

Liabilities
Short-term borrowings	$22,995,312	$24,619,758	$28,662,628
Long-term notes	31,259,011	28,049,326	22,158,235
Other liabilities	3,038,251	3,147,517	2,879,430

Total liabilities	57,292,574	55,816,601	53,700,293

Commitments and contingencies*
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 471,278; 638,983; and 619,125 shares, respectively, issued	94,256	127,797	123,825
Additional paid-in capital	1,442,919	1,359,082	941,175
Accumulated other comprehensive income, net of tax	568,381	689,220	606,838
Retained earnings	755,687	3,386,218	2,452,857

Stockholders' equity before treasury stock	3,026,243	5,727,317	4,289,695
Common stock held in treasury at cost: 20,643; 188,491; and 158,508 shares, respectively	382,259	3,361,145	2,465,329

Total stockholders' equity	2,643,984	2,366,172	1,824,366

Total liabilities and stockholders' equity	$59,936,558	$58,182,773	$55,524,659

*
Commitments to purchase loans, lines of credit, letters of credit, and academic facilities financing letters of credit were $37.3 billion, $.9 billion, $2.1 billion, and $45.5 million, respectively, at September 30, 2003.

SLM CORPORATION
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Nine months ended September 30,
	September 30, 2003	June 30, 2003	September 30, 2002	2003	2002
Interest income:
Student loans	$424,938	$451,589	$504,456	$1,312,777	$1,573,096
Academic facilities financings and other loans	19,050	19,290	21,643	58,546	70,061
Investments	39,204	42,034	28,829	109,499	108,704

Total interest income	483,192	512,913	554,928	1,480,822	1,751,861
Interest expense	232,978	246,727	300,615	723,794	928,245

Net interest income	250,214	266,186	254,313	757,028	823,616
Less: provision for losses	41,695	36,449	34,771	120,689	82,558

Net interest income after provision for losses	208,519	229,737	219,542	636,339	741,058

Other income:
Gains on student loan securitizations	39,454	314,220	17,819	659,477	75,838
Servicing and securitization revenue	74,812	137,057	121,185	349,348	495,923
Losses on sales of securities, net	(6,457)	(26,660)	(62,854)	(114,677)	(188,463)
Derivative market value adjustment	250,342	(29,546)	(365,917)	335,162	(254,519)
Guarantor servicing fees	40,323	25,259	27,679	100,776	78,118
Debt management fees	78,275	52,684	47,642	189,772	137,017
Other	53,368	61,126	63,494	168,922	168,527

Total other income (loss)	530,117	534,140	(150,952)	1,688,780	512,441
Operating expenses	184,205	189,867	174,309	553,437	509,052

Income (loss) before income taxes (benefit) and cumulative effect of accounting change	554,431	574,010	(105,719)	1,771,682	744,447
Income taxes (benefit)	204,514	201,316	(43,340)	632,522	258,481

Income (loss) before cumulative effect of accounting change	349,917	372,694	(62,379)	1,139,160	485,966
Cumulative effect of accounting change	129,971	—	—	129,971	—

Net income (loss)	479,888	372,694	(62,379)	1,269,131	485,966
Preferred stock dividends	2,875	2,875	2,875	8,625	8,625

Net income (loss) attributable to common stock	$477,013	$369,819	$(65,254)	$1,260,506	$477,341

Basic earnings (loss) per common share:
Before cumulative effect of accounting change	$.77	$.82	$(.14)	$2.50	$1.03
Cumulative effect of accounting change	.29	—	—	.28	—

Basic earnings (loss) per common share, after cumulative effect of accounting change	$1.06	$.82	$(.14)	$2.78	$1.03

Average common shares outstanding	450,725	452,174	461,159	453,139	463,630

Diluted earnings (loss) per common share:
Before cumulative effect of accounting change	$.76	$.80	$(.14)	$2.43	$1.00
Cumulative effect of accounting change	.28	—	—	.28	—

Diluted earnings (loss) per common share, after cumulative effect of accounting change	$1.04	$.80	$(.14)	$2.71	$1.00

Average common and common equivalent shares outstanding	460,647	465,132	461,159	465,125	475,631

SLM CORPORATION
Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Nine months ended September 30,
	September 30, 2003	June 30, 2003	September 30, 2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Managed student loans	$751,197	$754,300	$812,480	$2,247,840	$2,436,104
Academic facilities financings and other loans	19,050	19,290	21,643	58,546	70,061
Investments	43,973	43,892	28,031	117,108	108,308

Total managed interest income	814,220	817,482	862,154	2,423,494	2,614,473
Managed interest expense	410,112	424,274	503,901	1,253,728	1,572,224

Net managed interest income	404,108	393,208	358,253	1,169,766	1,042,249
Less: provision for losses	42,817	29,150	34,771	103,573	96,804

Net managed interest income after provision for losses	361,291	364,058	323,482	1,066,193	945,445

Other income:
Guarantor servicing fees	40,323	25,259	27,679	100,776	78,118
Debt management fees	78,275	52,684	47,642	189,772	137,017
Other	49,253	58,685	58,627	161,143	163,933

Total other income	167,851	136,628	133,948	451,691	379,068
Operating expenses	177,229	183,283	168,678	533,249	492,185

Income before income taxes	351,913	317,403	288,752	984,635	832,328
Income taxes	123,533	107,841	94,822	343,403	288,714

"Core cash" net income	228,380	209,562	193,930	641,232	543,614
Preferred stock dividends	2,875	2,875	2,875	8,625	8,625

"Core cash" net income attributable to common stock	$225,505	$206,687	$191,055	$632,607	$534,989

"Core cash" basic earnings per common share	$.50	$.46	$.41	$1.40	$1.15

Average common shares outstanding	450,725	452,174	461,159	453,139	463,630

"Core cash" diluted earnings per common share	$.49	$.44	$.40	$1.36	$1.12

Average common and common equivalent shares outstanding	460,647	465,132	472,074	465,125	475,631

SLM CORPORATION
Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended			Nine months ended September 30,
	September 30, 2003	June 30, 2003	September 30, 2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net income (loss)	$479,888	$372,694	$(62,379)	$1,269,131	$485,966
"Core cash" adjustments:
Net interest income on securitized loans	177,964	195,991	130,437	541,020	559,145
Floor income on managed loans	(61,420)	(103,128)	(51,399)	(237,643)	(424,250)
Provision for losses on securitized loans	(1,122)	7,299	—	17,116	(14,246)
Gains on student loan securitizations	(39,454)	(314,220)	(17,819)	(659,477)	(75,838)
Servicing and securitization revenue	(74,812)	(137,057)	(121,184)	(349,348)	(495,923)
Losses on sales of securities, net	4,278	4,373	49,394	80,942	153,903
Amortization of acquired intangibles	7,060	6,716	5,786	20,548	17,358
Net impact of derivative accounting	(211,870)	84,090	400,499	(195,172)	370,904
Other	(3,142)	(671)	(1,243)	(5,033)	(3,172)

Total "core cash" adjustments before income taxes and cumulative effect of accounting change	(202,518)	(256,607)	394,471	(787,047)	87,881
Net tax effect (A)	80,981	93,475	(138,162)	289,119	(30,233)

Total "core cash" adjustments before cumulative effect of accounting change	(121,537)	(163,132)	256,309	(497,928)	57,648
Cumulative effect of accounting change	(129,971)	—	—	(129,971)	—

Total "core cash" adjustments	(251,508)	(163,132)	256,309	(627,899)	57,648

"Core cash" net income	$228,380	$209,562	$193,930	$641,232	$543,614

(A)
Such tax effect is based upon the Company's marginal tax rate for the respective period.

QuickLinks

SLM CORPORATION Supplemental Earnings Disclosure September 30, 2003 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Reconciliation of GAAP Net Income to "Core Cash" Net Income (In thousands)